Exhibit 99.1

Infleqtion Announces 2026 Revenue Guidance of $40 Million

Outlook reflects growing customer demand for quantum sensing and computing solutions

LOUISVILLE, Colo.—(BUSINESS WIRE)—Infleqtion (NYSE: INFQ) (the “Company”) a global leader in quantum computing and quantum sensing powered by neutral-atom technology, today announced 2026 revenue guidance of $40 million in conjunction with its previously announced business update call. The Company’s outlook reflects growing customer demand for quantum sensing and computing solutions.

2025 Financial Highlights For Full Year Ending December 31, 20251:

•	Revenue of $32.5 million.

•	Loss from operations of $35.3 million.

•	Non-GAAP operating loss of $28.1 million, which excludes stock-based compensation of $3.1 million and acquisition and integration costs of $4.1 million from GAAP operating loss.

Select Business Highlights

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On April 1, 2026, Infleqtion announced the availability of its first quantum-enabled precision timing solution delivered with Safran Electronics & Defense. The solution builds on the December 2025 announcement of a strategic partnership and includes Infleqtion’s Tiqker optical atomic clock integrated and validated with Safran’s White Rabbit and SecureSync systems. The solution is available to customers across the defense, telecommunications, and critical infrastructure sectors.

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In March 2026, Infleqtion announced the delivery of the UK’s only operational 100-physical qubit quantum computing system at the National Quantum Computing Centre, meeting a major UK national quantum mission goal and advancing the country’s ability to develop and operate large-scale quantum systems.

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Following its earlier $6.2 million ARPA-E ENCODE award, Infleqtion won an additional ARPA-E award in March 2026, receiving $3.9 million through the QC3 program to advance chemistry and materials science applications.

•	In February 2026, Infleqtion announced its role as a collaborator on NASA’s Quantum Gravity Gradiometer Pathfinder mission, securing more than $20 million in contracted funding to date.

“2025 was a pivotal year for Infleqtion as we strengthened the business materially, advanced both our quantum sensing and quantum computing platforms, and expanded customer and partner relationships,” said Matthew Kinsella, Chief Executive Officer of Infleqtion. “We are seeing growing demand for deployable quantum technologies in mission-critical applications, from precision timing and resilient navigation to large-scale quantum computing systems. Our 2026 guidance reflects that momentum and our confidence in continued execution across the business.”

Conference Call and Webcast Information

Infleqtion will host a conference call at 4:30 p.m. Eastern Time on Wednesday, April 8, 2026. The call will be webcast live on the Company’s Investor Relations website in the News & Events section. A telephone replay will be available shortly after the call and will remain available through April 8, 2027. An archive of the webcast will also be available after the call and will remain available for one year.

Conference Call Details

Live Call

Domestic Dial-In: 1-877-869-3847

International Dial-In: 1-201-689-8261

Replay

Domestic Dial-In: 1-877-660-6853

International Dial-In: 1-201-612-7415

Conference ID: 13759662

Webcast

Event URL: https://event.webcasts.com/starthere.jsp?ei=1757937&tp_key=f0d5a76be2

About Infleqtion

Infleqtion, Inc. (NYSE: INFQ) is a global leader in quantum technology, delivering neutral-atom solutions for quantum computing, networking, sensing, and security. With a product portfolio spanning quantum computers, quantum optical clocks, RF receivers, and inertial sensors, Infleqtion’s full-stack approach combines high-performance hardware with the company’s proprietary Superstaq quantum computing software platform. Infleqtion’s systems are already in use by the U.S. Department of War, NASA, the U.K. government, and in multiple collaborations with NVIDIA. Infleqtion, in collaboration with NVIDIA, published the world’s first demonstration of a materials science application using logical qubits. With operations in the U.S., Europe, and Asia, Infleqtion meets the demands of government and commercial customers across the space, defense, energy, finance, and telecommunications sectors. For more information, visit Infleqtion.com or follow Infleqtion on LinkedIn, YouTube, and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipates,” “believes,”, “plans,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements. All statements, other than statements of historical facts, including without limitation statements regarding the Company’s expected 2026 revenue, business outlook, customer demand, commercial opportunities, and market momentum. These statements are based on Infleqtion’s current expectations, assumptions and projections as of the date of this release and are subject to risks and uncertainties that could cause actual results to differ materially and adversely. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, without limitation, those related to Infleqtion’s ability to recognize anticipated benefits of its business combination with Churchill Capital Corp X; the implementation, market acceptance, and success of Infleqtion’s business model, growth strategy, and opportunities, and its ability to commercialize its quantum computing technology; the expected benefits of and ability to maintain and enter into new contracts, awards, and other relationships, partnerships, or collaborations with governments or government entities; the potential for quantum computing technology to achieve quantum advantages; the ability of Infleqtion’s products to meet government counterparties’ and customers’ technical requirements and compliance and regulatory needs; Infleqtion’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others, and other risks and uncertainties described in Infleqtion’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements except as required by law.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures. Infleqtion believes these measures provide investors with additional insight into the underlying performance of the business. These non-GAAP financial measures should not be considered in isolation or as substitutes for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

“Non-GAAP operating loss” is defined as loss from operations adjusted to add back, when applicable, stock-based compensation, acquisition and integration costs, and impairment of assets and goodwill.

“Non-GAAP net loss” is defined as net loss adjusted to add back, when applicable, stock-based compensation, acquisition and integration costs, change in fair value of contingent consideration, change in fair value of SAFE liabilities, and impairment of assets and goodwill.

See “Reconciliation of Non-GAAP Financial Measures” below for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Reconciliation of Non-GAAP Financial Measures

(in thousands)

The following is a reconciliation of non-GAAP financial measures of ColdQuanta, Inc. (Legacy Infleqtion) for the years ended December 31, 2025 and 2024:

Stock-based compensation was included in the following:

	For the period ended December 31,
	2025	2024
Cost of revenue	$300	$104
Research and development	374	447
SG&A	2,382	3,190

Total stock-based compensation	$3,056	$3,741

	For the period ended December 31,
	2025	2024
Loss from operations	$(35,286)	$(53,008)
Add:
Stock-based compensation	3,056	3,741
Acquisition and integration costs	4,114	—
Impairment of assets and goodwill	—	13,539

Non-GAAP operating loss	$(28,116)	$(35,728)

	For the period ended December 31,
	2025	2024
Net loss	$(31,795)	$(53,764)
Add:
Stock-based compensation	3,056	3,741
Acquisition and integration costs	4,114	—
Change in fair value of contingent consideration	—	380
Change in fair value of SAFE liabilities	—	(2,271)
Impairment of assets and goodwill	—	13,539

Non-GAAP net loss	$(24,625)	$(38,375)

[1]

This release includes references to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Contacts

Investor Contact

Marcus Kupferschmidt

investors@infleqtion.com

Media Contact

Stephanie Knight

Solebury Strategic Communications

sknight@soleburystrat.com